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                                                                   EXHIBIT 10.11



                              EMPLOYMENT AGREEMENT



                THIS AGREEMENT ("Agreement"), dated as of November 29, 1999, between CROWN BOOKS CORPORATION (the "Company"), and CHARLES CUMELLO (the "Executive")


                               W I T N E S S E T H


                WHEREAS, the Company desires to employ the Executive, and the Executive desires to accept such employment, on the terms and conditions set forth herein;

                NOW, THEREFORE, in consideration of the mutual promises, representations and warranties set forth herein, and for other good and valuable consideration, it is hereby agreed as follows:

                1. EMPLOYMENT. The Company hereby agrees to employ the Executive, and the Executive hereby accepts such employment, upon the terms and conditions set forth herein.

                2. TERM. Subject to the provisions of Section 10 hereof, the period of the Executive's employment under this Agreement shall be from November 29, 1999 through November 28, 2002, subject to earlier termination in accordance with Section 10 hereof (the "Term").

                3.      POSITION AND DUTIES.

                        (a) The Executive shall serve as the President and Chief Executive Officer of the Company and shall have such duties as from time to time may be prescribed by the Board of Directors of the Company (the "Board").

                        (b) The Executive shall devote his best talents, efforts and abilities to the performance of his duties hereunder.

                        (c) The Executive shall be nominated to serve on the Board and, subject to his appointment, the Executive agrees to so serve.

                4. SALARY. For the Executive's services hereunder, subject to the terms hereof, the Company shall pay the Executive a salary (the "Salary") at the rate of $350,000 per year in accordance with the customary payroll practices of the Company. Such salary shall be reviewed annually by the Board of Directors. The Salary may not be reduced without the Executive's consent.


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                5.      BONUS. For each fiscal year of the Company during the
Term, commencing with the fiscal year that begins on February 1, 2000, the Executive shall be paid a bonus based upon the Company's "EBITDA" (as hereinafter defined) for such fiscal year. Such bonus shall be determined on the basis of the following schedule:


Percentage of Fiscal Year EBITDA Achieved             Amount of Bonus
-----------------------------------------             ---------------
   at least 90% but less than 92.5%                       $140,000
   at least 92.5% but less than 95%                       $142,500
   at least 95% but less than 97.5%                       $145,000
   at least 97.5% but less than 100%                      $147,500
   at least 100% but less than 102.5%                     $150,000
   at least 102.5% but less than 105%                     $156,250
   at least 105% but less than 107.5%                     $162,500
   at least 107.5% but less than 110%                     $168,750
   at least 110% but less than 112.5%                     $175,000
   at least 112.5% but less than 115%                     $183,750
   at least 115% but less than 117.5%                     $192,500
   at least 117.5% but less than 120%                     $201,250
   120% or more                                           $210,000


To the extent that the percentage of EBITDA achieved is more than the lowest percentage in any of the above percentage classes but less than the highest percentage, the amount of bonus awarded will be prorated between the amount awarded for the lowest percentage achieved and the amount of bonus for the next highest class.

                The bonus, if any, for any such fiscal year shall be paid to the Executive on the 10th business day following the determination of EBITDA by the Company's independent accountants for such fiscal year, provided that no such bonus will be paid unless the Executive is employed by the Company on the last business day of the applicable fiscal year. For purposes hereof, (a) "EBITDA" for any fiscal year shall mean the Company's earnings before interest, taxes, depreciation and amortization for such year, as determined by the Company's independent accountants in accordance with GAAP, and (b) the target EBITDA for each such fiscal year shall be formulated initially by Executive and approved by the Board of Directors.

                6. OPTION. (a) On the date hereof, the Company shall grant the Executive an option (the "Option") to purchase 400,000 shares of the common stock of the Company (the "Shares"). The Option shall be granted under the Company's Stock Option Plan. The Option shall vest in accordance with the following schedule:

                        (i) 1/3 of the total number of Shares subject to the Option (the "First Year Shares") shall vest immediately;

                        (ii) On November 28, 2000, provided the Executive is then employed by the Company or employment has terminated other than for cause, death, disability or the


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voluntary resignation by Executive, the Option shall be vested with respect to an additional 1/3 of the total number of Shares subject to the Option (the "Second Year Shares"); and

                        (iii) On November 28, 2001, provided the Executive is then employed by the Company or his employment has terminated other than for cause, death, disability or the voluntary resignation of Executive, the Option shall be vested with respect to the remaining 1/3 of the total number of Shares subject to the Option (the "Third Year Shares").

                (b) The exercise price of the Option shall be determined as follows:

                        (1) The per share exercise price for the First Year Shares shall equal $2.72.;

                        (2) The per share exercise price for the Second Year Shares shall equal 120% of the per-share exercise price for the First Year Shares; and

                        (3) The per share exercise price for the Third Year Shares shall equal 120% of the per share exercise price for the Second Year Shares.

                The Option shall be exercisable, to the extent vested, during the period beginning on the 31st day following the date the Shares are listed on a national stock exchange and ending on November 29, 2004. The Option shall be exercised upon the Executive's tender of written notice to the Board setting forth the number of vested Shares with respect to which the Option is being exercised together with the cash payment of the aggregate exercise price for such Shares.

                7. BENEFITS. During his employment hereunder, the Company shall make available to the Executive any and all other employee or fringe benefits (in accordance with their terms and conditions) which the Company generally makes available to its other executive employees.

                8. RELOCATION. In connection with his move to the Washington, D.C. metropolitan area, the Company shall pay or provide the Executive as follows:

                        (a) The Company in lieu of paying or reimbursing the Executive for all reasonable costs and expenses incurred by him in moving to the Washington, D.C. metropolitan area, shall make a lump sum payment to Executive of $67,128.07, plus an amount sufficient to pay income taxes on this payment; provided that the Company shall pay or reimburse the Executive for the reasonable cost and expenses incurred by him in transporting Executive's boat to the Washington, D.C. area.

                        (b) The Company shall pay or reimburse the Executive for the reasonable cost incurred by him for temporary housing in the Washington, D.C. metropolitan area during the six-month period beginning November 29, 1999.

                        (c) The Company shall pay or reimburse the Executive for costs incurred by him for round-trip coach airfare to Florida during the six-month period beginning November 29,



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1999, provided that such payments or reimbursements shall not be made for more than one such trip every two or three weeks.

                        (d) In the event that any payments made to the Executive under this Section 8 are taxable to the Executive for income tax purposes, as reasonably determined by the Company's accountants or by the Internal Revenue Service (such taxable payments hereinafter referred to as the "Payments"), the Company shall pay the Executive an additional amount such that the net amount retained by the Executive after deduction and/or payment of any income taxes on the Payments shall be equal to the Payments.

                9.      RESTRICTIVE COVENANTS.

                        (a) Noncompetition. Throughout the period commencing on the date hereof and ending 12 months after the termination of the Executive's employment with the Company for any reason, the Executive shall not, without the prior written consent of the Company, directly or indirectly, own, manage, control or participate in the ownership, management or control of, or be employed or engaged by or otherwise affiliated or associated with, whether as a sole proprietor, shareholder (except as a holder of not more than three (3) percent of the outstanding shares of a publicly held corporation), owner, partner, joint venturer, employee, agent, manager, salesman, consultant, advisor, independent contractor, officer, director, promoter or otherwise, whether or not for compensation, with respect to any corporation, partnership, proprietorship, firm, association or other business entity, including, without limitation, any not-for-profit entity, which is engaged in any "Company Business" (as hereinafter defined). For purposes of this Agreement, the term "Company Business" shall mean any corporation, partnership, proprietorship, firm, association or other business entity, including, without limitation, any not-for-profit entity, which is engaged in (i) any business presently conducted by the Company, (ii) any other business conducted by the Company during the period of the Executive's employment with the Company, or (ii) any other business conducted by the Company during the 12 consecutive month period following the termination of the Executive's employment with the Company.

                        (b) Nonsolicitation of Customers or Suppliers. Throughout the period commencing on the date hereof and ending 12 months after the termination of the Executive's employment with the Company for any reason, the Executive shall not, without the prior written consent of the Company, directly or indirectly, for himself, on behalf of, or through any person or entity, (i) hire, engage, employ, solicit or contract with, or communicate with for the purpose of hiring, engaging, employing, soliciting or contracting with, any employee of the Company or any person or entity who was an employee of the Company at any time within the one-year period immediately prior to the termination of the Executive's employment with the Company, or encourage any employee of the Company to terminate, curtail or otherwise alter its relationship with the Company, (ii) solicit any past or present customers or suppliers of the Company, or authors or other persons in a business relationship with the Company, for business or patronage in any way relating to any aspect of any Company Business, other than on behalf of the Company in the course of the Executive's employment; or (iii) request customers or suppliers of the Company, or authors or other persons in a business relationship with the Company, to cancel, curtail or divert their business with the Company, or otherwise take action with respect to



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such customers or suppliers or authors or other persons which might may be reasonably expected to have an adverse effect on any Company Business.

                        (c) Nondisclosure of Information. At all times from and after the date hereof, the Executive shall not, without the prior written consent of the Company, directly or indirectly, disclose, divulge, discuss, provide, transmit, copy, make known to any third party, or use or cause to be used in any manner, including, without limitation, in competition with or contrary to the interests of the Company, any trade secrets or confidential information, knowledge or data, whether of a technical or commercial nature, developed, in whole or in part, by the Executive or received or acquired through or in connection with the Executive's association with the Company and not known or available to the general public, including, without limitation, any of the foregoing relating to managerial or operational policies, ideas, plans, methods, practices or procedures, customer lists, authors, inventions, products, manufacturing methods, product research or engineering data, financial arrangements, financial positions, competitive status, customer or suppliers matters, internal organizational matters, technical capabilities or other business affairs of or relating to the Company or the Company Business. The Executive acknowledges that all of the foregoing constitutes proprietary information, which is the exclusive property of the Company.

                        (d) The provisions of this Section 9 shall survive termination of this Agreement.

                10. TERMINATION. The employment hereunder of the Executive may be terminated prior to the expiration of the Term in the manner described in this Section 10.

                        (a) Termination by the Company for Cause. The Company shall have the right to terminate the employment of the Executive for Cause (as such term is defined herein) by written notice to the Executive specifying the particulars of the circumstances forming the basis for such Cause.

                        (b) Termination upon Death or Disability. The employment of the Executive hereunder shall terminate immediately upon his death or disability.

                        (c) Voluntary Resignation by the Executive. The Executive shall have the right to voluntarily resign his employment hereunder by 30 days' advance written notice to the Company.

                        (d) Resignation by the Executive for Good Reason. The Executive shall have the right to voluntarily resign his employment hereunder for Good Reason. "Good Reason" means the occurrence of the following: the assignment to the Executive of any duties inconsistent in any material respect with the Executive's then position (including status, offices, titles and reporting relationships), authority, duties or responsibilities, or any other action or actions by the Company which when taken as a whole results in a significant diminution in the Executive's position, authority, duties or responsibilities, excluding for this purpose any isolated, immaterial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive.



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                        (e)     Termination by the Company Without Cause. The
Company shall have the right to terminate the Executive's employment hereunder without Cause by written notice to the Executive.

                        (f) Termination Date. The "Termination Date" is the date as of which the Executive's employment with the Company terminates. Any notice of termination given pursuant to the provisions of this Agreement shall specify the Termination Date.

                        (g) "Cause". For purposes of this Agreement, "Cause" shall exist if the Executive (A) willfully or repeatedly fails in any material respect to satisfactorily perform his obligations hereunder as provided herein;
(B) has been convicted of a crime or has entered a plea of guilty or nolo contendere with respect thereto; (C) has committed any act in connection with his employment with the Company which involved fraud, gross negligence, misappropriation of funds, dishonesty, disloyalty, breach of fiduciary duty or any other misconduct injurious to the Company or any affiliate thereof; (D) has engaged in any conduct which may be reasonably expected to adversely affect in any material respect the reputation or public image of the Company or any affiliate thereof, or (E) has breached any of the material provisions of this Agreement, including Section 9, provided that Executive has been given written notice of same and a ten (10) day opportunity to cure.

                        (h) "Disability". For purposes of this Agreement, "Disability" shall mean any condition which renders the Executive unable to perform the services required pursuant to the Agreement for a period of six successive months, or aggregate of six months in any twelve month period.

                11. OBLIGATIONS OF COMPANY ON TERMINATION. Notwithstanding anything in this Agreement to the contrary, the Company's obligations on termination of the Executive's employment hereunder shall be as described in this Section 11.

                        (a) Obligations of the Company in the Case of Termination Without Cause. In the event that prior to the expiration of the Term, the Company terminates the Executive's employment, pursuant to Section 10(d), without Cause, or the Executive terminates his employment for Good Reason, the Company shall provide the Executive with the following:

                                (i)     Severance Payment. The Company shall pay
the Executive the "Severance Payments" equal to the continuation, for the remainder of the Term or a period of 12 months, whichever is greater, immediately following the Termination Date (the "Severance Period"), of the Executive's Salary.

                                (ii)    Bonus. The Company shall pay the
Executive a bonus which would have been payable to him for the contract year during which the termination of employment occurs, pursuant to Section 5 above assuming that 100% of EBIDTA would be achieved for the year, had his employment with the Company not terminated.



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                        (b)     Obligations of the Company in case of
Termination for Death, Disability, Voluntary Resignation or Cause. Upon termination of the Executive's employment upon death or disability (pursuant to Section 10(b)), as a result of the voluntary resignation of the Executive (pursuant to Section 10(c)) or for Cause (pursuant to Section 10(a)), the Company shall have no payment or other obligations hereunder to the Executive, except for the payment of any Salary accrued but unpaid as of the date of such termination.

                12. SEVERABILITY. Should any provision of this Agreement be held, by a court of competent jurisdiction, to be invalid or unenforceable, such invalidity or unenforceability shall not render the entire Agreement invalid or unenforceable, and this Agreement and each other provision hereof shall be enforceable and valid to the fullest extent permitted by law.

                13. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to any rules concerning the conflicts of laws.

                14. CONSENT TO JURISDICTION. The Company and the Executive irrevocably and voluntarily submit to personal jurisdiction in the State of New York and in the Federal and state courts in such state located in the Southern District of New York in any action or proceeding arising out of or relating to this Agreement and agree that all claims in respect of such action or proceeding may be heard and determined in any such court. The Company and the Executive further consent and agree that the parties hereto may be served with process in the same manner as a notice may be given under Section 15. The Company and the Executive agree that any action or proceeding instituted by one party against the other party with respect to this Agreement will be instituted exclusively in the state courts located in, or in the United States District Court for the Southern District of New York. The Company and the Executive irrevocably and unconditionally waive and agree not to plead, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of venue or the convenience of the forum of any action or proceeding with respect to this Agreement in any such courts

                15. NOTICES. All notices, requests and demands given to or made upon the respective parties hereto shall be deemed to have been given or made three business days after the date of mailing when mailed by registered or certified mail, postage prepaid, or on the date of delivery if delivered by hand, or one business day after the date of delivery to Federal Express or other reputable overnight delivery service, addressed to the parties at their addresses set forth below or to such other addresses furnished by notice given in accordance with this Section 15: (a) if to the Company or the Board, to Crown Books Corporation, 3300 75th Avenue, Landover, Maryland 20785, attn: Robert Miller, Chairman of the Board, with a copy to Baer Marks & Upham LLP, 805 Third Avenue, New York, New York 10022, attn: Joel Handel, Esq. and (b) if to the Executive, to 546 NW 118 Terrace, Coral Springs, Florida, 33071, with a copy to Kaye Scholer Fierman Hays & Handler LLP, 425 Park Avenue, New York, New York 10022, attn: William C. Zifchak, Esq.

                16. WITHHOLDING. All payments required to be made by the Company to the Executive under this Agreement shall be subject to withholding taxes, social security and other payroll deductions in accordance with applicable law and the Company's policies applicable to Executive employees of the Company.



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                17.     COMPLETE UNDERSTANDING. This Agreement supersedes any
prior contracts, understandings, discussions and agreements relating to employment between the Executive and the Company and constitutes the complete understanding between the parties with respect to the subject matter hereof. No statement, representation, warranty or covenant has been made by either party with respect to the subject matter hereof except as expressly set forth herein.

                18.     MODIFICATION; WAIVER.

                        (a) This Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and the Executive or in the case of a waiver, by the party against whom the waiver is to be effective. Any such waiver shall be effective only to the extent specifically set forth in such writing.

                        (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.



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                IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed in its corporate name by one of its officers duly authorized to enter into and execute this Agreement, and the Executive has manually signed his name hereto, all as of the day and year first above written.




                                        CROWN BOOKS CORPORATION




 /s/  Joel Handel                       By: /s/  Robert Miller
-----------------------------              -------------------------------------
Witness






 /s/  Robert Miller                       /s/  Charles Cumello
-----------------------------           ----------------------------------------
Witness                                 CHARLES CUMELLO




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